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                                 EXHIBIT INDEX


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EXHIBIT
NUMBER                              DESCRIPTION OF DOCUMENT
- -------                             -----------------------
10.1.24               Fourth Amendment dated as of July 15, 1997, to the Amended and
                      Restated Credit Agreement dated as of January 25, 1996,
                      among A.P.S., Inc., the several bank and other financial institutions from time to time parties thereto, and The Chase Manhattan Bank, as agent.

11.1                  Statement re Computation of Income (Loss) Per Share

12.0                  Statement re Computation of Earnings (Loss) to Fixed Charges

27                    Financial Data Schedule
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